UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2012 (August 28, 2012)

WELLPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-16751	35-2145715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Monument Circle

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2012, WellPoint, Inc. (the “Company”) announced that it is actively searching for a candidate to succeed Angela F. Braly as the President and Chief Executive Officer of the Company. The Board of Directors has established a search committee to consider both internal and external candidates, with the assistance of a search firm.

By mutual agreement between Ms. Braly and the Company, the Board has taken action such that Ms. Braly’s position as President and Chief Executive Officer of the Company has terminated. She has also stepped down from her positions as Chair and as a member of the Board of Directors. Pursuant to a separation agreement between Ms. Braly and the Company (the “Separation Agreement”), Ms. Braly will remain employed by the Company until December 31, 2012, and, subject to the execution of a waiver and release, she will receive the severance compensation and benefits described in her employment agreement and her stock options that are vested as of December 31, 2012 will continue to be exercisable pursuant to the original expiration dates.

The Company also announced that Jackie M. Ward, the Company’s Lead Director, has been named the Non-Executive Chair of the Board of Directors effective immediately.

In the interim, John Cannon, the Company’s Executive Vice President, General Counsel, Corporate Secretary and Chief Public Affairs Officer will serve as Interim President and Chief Executive Officer. Mr. Cannon, 58, has served as the Company’s Executive Vice President and General Counsel since December 2007 and he became the Company’s Secretary in February 2009. Mr. Cannon assumed responsibility for the Public Affairs department in December 2010. Before joining the Company, Mr. Cannon spent 19 years with CIGNA Corporation in a variety of roles of increasing responsibility, including as senior vice president, deputy general counsel and head of Public Affairs.

The text of the Company’s press release announcing the management changes described above is furnished with this report as Exhibit 99.1.

The above description of the Separation Agreement is not complete and is qualified in its entirety by reference to the text of the agreement, which is filed with this report as Exhibit 10.19.

Section 9—Financial Statements and Exhibits.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit No.	Exhibit
10.19 99.1	Separation Agreement between WellPoint, Inc. and Angela F. Braly, dated as of August 28, 2012. Press Release dated August 28, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 29, 2012

WELLPOINT, INC.

By:	/s/ Kathleen S. Kiefer
Name:	Kathleen S. Kiefer
Title:	Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

10.19	Separation Agreement between WellPoint, Inc. and Angela F. Braly, dated August 28, 2012.

99.1	Press Release dated August 28, 2012.

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